LIMITED POWER OF ATTORNEY FOR EDGAR ACCESS CODES
The undersigned hereby makes, constitutes and appoints John E Andrews and Patricia Bresnan, acting alone with full power of substitution, to be the true and lawful attorney-in-fact (“Attorney”), for and in the name of the undersigned, to prepare and execute in the name and on behalf of the undersigned an Application for EDGAR Access (Form ID) and/or an Authentication of the Form ID, or an Update Passphrase Application (collectively, the “Application”), and submit such Application and any other documents necessary or appropriate to obtain and/or regenerate EDGAR codes and passwords from the United States Securities and Exchange Commission (the “SEC”) for the purpose of enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, Regulation D of the Securities Act of 1933 or any rule or regulation of the SEC.
The undersigned further grants to the Attorney full authority to act in any manner both proper and necessary to the exercise of the foregoing powers and the undersigned ratifies every act that the Attorney may lawfully perform in exercising those powers.
This Limited Power of Attorney is effective immediately and will terminate once EDGAR codes for the undersigned have been obtained by the Attorney from the SEC.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 6th day of April, 2022.
By: /s/ Jason Allan Edie
Name: Jason Allan Edie